For more information:

Eric Miller

Intersections Inc.

703.488.6100

intxinvestorrelations@intersections.com

Intersections Inc. Reports Record Revenue of $361.6 million, up 33% in 2008 and Adjusted EBITDA of $45.1 million, up 85% in 2008.

CHANTILLY, Va. – March 16, 2009 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter and year ended December 31, 2008. Revenue for the year ended December 31, 2008 totaled $361.6 million, a new record and an increase of 33.1% over the year ended December 31, 2007. EBITDA before share based compensation for the year ended December 31, 2008, prior to non-cash impairment charges, increased to $45.1 million, an increase of 85.4% compared to the year ended December 31, 2007. In the year ended December 31, 2008 we had a net loss of $16.0 million compared to net income of $6.9 million in the year ended December 31, 2007, due largely to pretax, non-cash impairment charges of $44.7 million, as well as a valuation allowance on deferred tax assets of $2.2 million, recorded in the fourth quarter of 2008. Without these non-cash charges, adjusted net income would have been approximately $12.8 million.

Revenue for the fourth quarter of 2008 was $88.1 million, compared to $77.0 million for the quarter ended December 31, 2007 and $93.4 million for the quarter ended September 30, 2008, an increase of 14.4 percent and a decrease of 5.7 percent, respectively. Net loss for the quarter ended December 31, 2008 was $26.5 million, compared to net income of $3.3 million for the quarter ended December 31, 2007, and net income of $2.7 million for the quarter ended September 30, 2008. Diluted loss per share was $1.53 for the fourth quarter of 2008, compared to earnings per share of $0.19 for the fourth quarter of 2007 and $0.15 for the third quarter of 2008.

Michael Stanfield, CEO, commented, “We are pleased with our 2008 performance. We increased our primary growth metrics of revenue and EBITDA substantially versus the prior year, while reducing both our SG&A and cost of revenue as a percentage of sales. We accomplished this despite the severe troubles our banking partners experienced, the loss of a large endorsed client in 2008 and the economic headwinds that hurt our business-to-business operations in the later part of the year. We see continued opportunities to grow with our existing endorsed clients, gain new clients, and continue building our services through both our long-standing products and innovation. Recent trends indicate identity theft and particularly technology based identity theft is growing at rapid rates, and our investment in being the innovator in our industry should create value as we move forward.”

The pretax non-cash impairment we recorded in the fourth quarter of 2008 includes: 1) a $28.9 million non-cash impairment charge related to the writedown to fair value of goodwill and intangible assets in our Background Screening and Other segments; and 2) a $15.8 million non-cash impairment charge related to the writedown to the fair value of unamortized prepayments and data usage under a terminated contract with a non-credit data provider. The severe economic downturn in the fourth quarter of 2008 and the ongoing economic uncertainty were the primary factors in our decision to record these non-cash impairment charges.

The $15.8 million non-cash impairment charge related to prepayments to a provider for usage of their non-credit data primarily in our newer protection products and also included certain exclusivity rights. The declining market conditions in the fourth quarter of 2008, and the ongoing economic uncertainty, made it increasingly unlikely that we would ramp up our sales of the newer products at the pace needed to continue to support the prepayment scheduled in the original contract, resulting in a non-cash impairment charge of $15.8 million. In December 2008 we terminated our original contract and entered into a new, long term data license agreement with the provider. Under the new agreement we will receive substantially enhanced data and services and significantly improved licensing terms. The $15.8 million non-cash impairment created a taxable transaction that reduces our tax payments in 2008 and 2009 thereby creating incremental funding to manage our businesses. Over all, we expect this transaction will reduce net expenditures for the relevant data by about $10 million in the 2009-2010 timeframe.

Year End Results:

•

Total revenue increased 33.1 percent to $361.6 million for the year ended December 31, 2008, including $27.8 million from the Background Screening segment and $7.1 million from the Other segment, from $271.7 million including $29.5 million from the Background Screening segment and $6.3 million from the Other segment, for the comparable period in 2007.

•

Subscription revenue, net of marketing and commissions associated with subscription revenue, increased 28.8 percent to $189.9 million for the year ended December 31, 2008, from $147.5 million for the comparable period in 2007.

•

EBITDA before share-based compensation for the year ended December 31, 2008, prior to non-cash impairment charges, increased to $45.1 million from $24.3 million for the comparable period in 2007, an increase of 85.4%.

•

Loss before taxes and minority interest was $27.9 million for the year ended December 31, 2008, including a loss before taxes and minority interest of $19.7 million for the Background Screening segment and $17.5 million for the Other segment, compared to income before taxes and minority interest of $9.7 million for the year ended December 31, 2007, including a loss before taxes and minority interest of $4.2 million for the Background Screening segment and income before taxes and minority interest of $1.6 million for the Other segment.

•

Net loss was $16.0 million, or ($0.93) per diluted share, for the year ended December 31, 2008, compared to net income of $6.9 million, or $0.39 per diluted share, for the year ended December 31, 2007.

•	Cash flow provided by operations for the year ended December 31, 2008 was approximately $20.8 million.
•

In the first quarter of 2008, we acquired membership agreements from Citibank, which is recorded as a customer related intangible asset, for approximately $31.1 million. In addition, we increased our long-term debt obligations by $27.6 million to finance the acquisition of Citibank membership agreements.

•	In the third quarter of 2008, we acquired a minority ownership in Guard ID, a privately held company in California, for approximately $3.3 million.
•

In the fourth quarter of 2008, we placed a valuation allowance on our federal, state and foreign deferred tax assets in the Background Screening segment of approximately $672 thousand, $76 thousand and $1.4 million, respectively.

•

In the fourth quarter of 2008, we cancelled a contract and negotiated a new contract with a data provider. As a result, we expect to reduce our cash expense for such data over the 2009-2010 period, we changed the nature of the product to better fulfill our customer service requirements and extended our exclusivity period. The transaction created a taxable loss of $15.8 million, and as a result, we impaired an asset group under SFAS No.144 for approximately $15.8 million. The asset primarily relates to prepaid royalties remitted under a data and services contract that was terminated effective December 31, 2008. The royalties were for the use of exclusive data in our identity theft and fraud protection services.

Fourth Quarter 2008 Financial Highlights:

•

Total subscribers decreased to approximately 4.7 million as of December 31, 2008, compared to approximately 5.3 million subscribers as of December 31, 2007, as a result of the loss of Discover wholesale subscriber base in the third quarter of 2008.

•

Total revenue for the fourth quarter of 2008 was $88.1 million, including $5.3 million from the Background Screening segment and $1.9 million from the Other segment, compared to $77.0 million for the fourth quarter of 2007, including $7.3 million from the Background Screening segment and $1.0 million from the Other segment. Total revenue was $93.4 million for the third quarter of 2008 including $7.8 million from the Background Screening segment and $1.8 million from the Other segment.

•

Subscription revenue, net of marketing and commissions associated with subscription revenue, was $43.1 million for the fourth quarter of 2008, compared to $41.1 million for the fourth quarter of 2007, and $49.2 million for the third quarter of 2008, an increase of 4.8 percent and a decrease of 12.4 percent, respectively. Subscription revenue, net of marketing and commissions associated with subscription revenue, is a non-GAAP financial measure that we believe is important to investors and one that we utilize in managing our business as subscription revenue normalizes the effect of changes in the mix of indirect and direct marketing arrangements.

•

Loss before taxes and minority interest was $44.1 million for the fourth quarter of 2008, including a loss before taxes and minority interest of $16.3 million for the Background Screening segment and $15.7 million for the Other segment, compared to income before taxes and minority interest of $4.9 million for the fourth quarter of 2007, which included a loss before taxes and minority interest of $1.1 million for the Background Screening segment and $456 thousand for the Other segment. Income before taxes and minority interest was $4.1 million for the third quarter of 2008 which included a loss before taxes and minority interest of $1.4 million for the Background Screening segment and $723 thousand for the Other segment.

•	Net loss was $26.5 million, or ($1.53) per diluted share, for the quarter ended December 31, 2008, compared to $3.3 million, or $0.19 per diluted share, for the quarter ended December 31, 2007.
•	Cash flow used in operations for the quarter ended December 31, 2008, was approximately $4.5 million.

See the attached schedule of “Other Data” for the reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

Intersections’ quarter and year end December 31, 2008 results will be discussed in more detail on March 17, 2009 at 5:00 pm EDT via teleconference. A live audio webcast will be available on Intersections’ Web site at www.intersections.com. Participants are encouraged to go to the selected Web site at least 15 minutes in advance to register, download, and install any necessary audio software. This webcast will be archived and available for replay after the teleconference. Additionally, the call will be available for telephonic replay from 7:00 p.m. Tuesday, March 17, 2009 through 5:00 p.m. Monday, March 23, 2009, at 888.286.8010, or if you are based internationally, at +1-617-801-6888 (Passcode: 23744925 ).

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including without limitation the effect of new subscriber additions. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements.

About Us

Intersections Inc. (NASDAQ: INTX) is a leading global provider of consumer and corporate identity risk management services. Its premier identity theft, privacy, and consumer solutions are designed to provide high value, revenue generating opportunities to its marketing partners, including leading financial institutions, Fortune 100 corporations and other businesses. Intersections also markets full identity theft protection solutions under its brand, IDENTITY GUARD®. Intersections’ consumer identity theft protection services actively safeguard more than 8 million consumers against identity theft.

To address the growing threat of corporate fraud, Intersections and its subsidiaries provide cutting edge identity risk management solutions including:

•

Pre-employment background screening, provided domestically through American Background Information Services, Inc., and internationally through Control Risks Screening Limited (London, United Kingdom) and Control Risks Screening PE (Singapore).

•	Corporate brand protection, provided by Net Enforcers, Inc.
•	Security breach remediation, provided by Intersections to enable companies to respond to security incidents and mitigate potential damage to their employees, customers, and corporate brands.
•	Software and data management, provided by Captira Analytical, LLC to assist the bail bond industry in managing workflow and data requirements.

Learn more at www.intersections.com

INTERSECTIONS INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended December 31		Year Ended December 31
	(in thousands, except per share data)
	2008	2007	2008	2007
Revenue	$ 88,086	$ 77,016	$ 361,607	$ 271,723
Operating expenses:
Marketing	13,866	10,960	52,439	36,285
Commissions	24,327	16,795	86,008	52,624
Cost of revenue	25,619	26,745	114,338	101,815
General and administrative	16,770	15,118	67,801	59,386
Goodwill, intangible and long-lived asset impairment charges	44,702	-	44,702	-
Depreciation	2,265	2,411	9,372	9,081
Amortization	2,657	1,010	10,789	3,346

Total operating expenses	130,206	73,039	385,449	262,537

(Loss)/income from operations	(42,120)	3,977	(23,842)	9,186
Interest income	35	132	254	799
Interest expense	(897)	(412)	(2,619)	(1,380)
Other (expense)/income, net	(1,144)	1,162	(1,686)	1,139

(Loss)/income before income taxes and minority interest	(44,126)	4,859	(27,893)	9,744
Income tax benefit/(expense)	9,627	(2,134)	2,912	(4,329)
(Loss)/income before minority interest	(34,499)	2,725	(24,981)	5,415

Minority interest in net loss of Screening International, LLC	8,034	598	9,004	1,451

Net (loss)/income	$ (26,465)	$ 3,323	$ (15,977)	$ 6,866

Net (loss)/income per share - basic	$ (1.53)	$ 0.19	$ (0.93)	$ 0.40

Net (loss)/income per share - diluted	$ (1.53)	$ 0.19	$ (0.93)	$ 0.39

Weighted average common shares outstanding - basic	17,323	17,126	17,264	17,096

Weighted average common shares outstanding – diluted	17,323	17,544	17,264	17,479

INTERSECTIONS INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31,	December 31,
	2008	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 10,762	$ 19,780
Short-term investments	4,955	-
Accounts receivable, net	29,391	25,471
Prepaid expenses and other current assets	5,697	6,217
Income tax receivable	7,416	4,329
Deferred subscription solicitation costs	28,951	21,912
Total current assets	87,172	77,709

PROPERTY AND EQUIPMENT—net	16,942	18,817
LONG-TERM INVESTMENT	3,327	-
GOODWILL	53,102	76,506
INTANGIBLE ASSETS—net	32,030	16,855
OTHER ASSETS	9,056	16,381
TOTAL ASSETS	$ 201,629	$ 206,268

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$ 7,014	$ 3,346
Note payable to Control Risks Group Ltd	900	900
Capital leases – current portion	637	1,001
Accounts payable	9,802	10,647
Accrued expenses and other current liabilities	15,843	15,187
Accrued payroll and employee benefits	4,998	4,945
Commissions payable	2,401	2,413
Deferred revenue	4,381	2,886
Deferred tax liability – net, current portion	7,535	6,019
Total current liabilities	53,511	47,344

LONG-TERM DEBT	37,583	22,347
OBLIGATIONS UNDER CAPITAL LEASES – less current portion	786	699
OTHER LONG-TERM LIABILITIES	4,686	2,071
DEFERRED TAX LIABILITY – net, less current portion	2,611	8,935
TOTAL LIABILITIES	$ 99,177	$ 81,396

MINORITY INTEREST	1,013	10,024

STOCKHOLDERS' EQUITY:

Common stock	184	182
Additional paid-in capital	103,544	99,706
Treasury stock	(9,516)	(9,516)
Retained earnings	8,380	24,357
Accumulated other comprehensive income-cash flow hedge relationship	(1,263)	-
Accumulated other comprehensive income-other	110	119
Total stockholders' equity	101,439	114,848

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 201,629	$ 206,268

INTERSECTIONS INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	Year Ended
	December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ (15,977)	$ 6,866
Adjustments to reconcile net income to net cash provided by
Depreciation	9,411	9,210
Amortization of intangible assets	10,789	3,346
Amortization of gain from sale leaseback	(39)	(94)
Loss on disposal of fixed asset	-	60
Amortization of debt issuance cost	101	75
Provision for doubtful accounts	213	(2)
Share based compensation	4,069	2,715
Amortization of deferred subscription solicitation costs	54,201	35,012
Minority interest in net loss of Screening International, LLC	(9,004)	(1,451)
Foreign currency transaction losses, net	800	61
Goodwill, intangible and long-lived asset impairment charges	44,702	-
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable	(4,440)	(2,663)
Prepaid expenses and other current assets	350	(1,018)
Income tax receivable	(3,086)	(2,740)
Deferred subscription solicitation costs	(67,073)	(46,718)
Other assets	(2,296)	(4,375)
Accounts payable	(782)	4,806
Accrued expenses and other current liabilities	743	(836)
Accrued payroll and employee benefits	147	(2,151)
Commissions payable	(12)	1,220
Deferred revenue	1,502	(2,640)
Deferred income tax, net	(4,959)	4,417
Other long-term liabilities	1,401	1,489
Net cash provided by operating activities	20,761	4,589

NET CASH USED IN INVESTING ACTIVITIES:
(Purchase)sale of short term investments	(4,955)	10,453
Purchase of long-term investment	(3,327)	-
Cash paid in the acquisition of Intersections Insurance Services, Inc.	-	(5)
Cash paid in the acquisition of Net Enforcers, Inc., net of cash received	(411)	(14,168)
Cash paid in the acquisition of Hide N’Seek, LLC, net of cash received	-	(1,686)
Cash paid in the acquisition of intangible membership agreements	(31,050)	-
Acquisition of property and equipment	(7,437)	(6,075)
Net cash used in investing activities	(47,180)	(11,481)

NET CASH PROVIDED BY FINANCING ACTIVITIES:
Cash proceeds from stock options exercised	176	1,035
Tax benefit of stock options exercised	112	498
Withholding tax payment on vesting of restricted stock units	(517)	-
Borrowings under credit agreement	35,611	14,900
Repurchase of treasury stock	-	(916)
Debt issuance costs	(133)	-
Repayments under credit agreement	(16,708)	(3,382)
Capital lease payments	(1,077)	(1,037)
Net cash provided by financing activities	17,464	11,098
EFFECT OF EXCHANGE RATE ON CASH	(63)	(6)
(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(9,018)	4,200
CASH AND CASH EQUIVALENTS—Beginning of period	19,780	15,580
CASH AND CASH EQUIVALENTS—End of period	$ 10,762	$ 19,780

INTERSECTIONS INC.

OTHER DATA

(Unaudited, in thousands)

	Three Months Ended December 31		Year Ended December 31

	2008	2007	2008	2007

Subscribers at beginning of period	4,931	4,950	5,259	4,626
New subscribers – indirect	280	611	1,831	2,270
New subscribers – direct	520	494	2,295	1,825
Cancelled subscribers within first 90 days of subscription	(202)	(262)	(1,046)	(1,031)
Cancelled subscribers after first 90 days of subscription ****	(799)	(534)	(3,609)	(2,431)
Subscribers at end of period	4,730	5,259	4,730	5,259

Indirect subscribers	44.7%	62.8%	44.7%	62.8%
Direct subscribers	55.3	37.2	55.3	37.2
	100.0%	100.0%	100.0%	100.0%

*Cancellations within first 90 days of subscription	25.2%	23.8%	25.4%	25.2%
**Cancellations after first 90 days of subscription	43.3%	31.6%	43.3%	31.6%

***Overall retention	50.4%	60.3%	50.4%	60.3%

Percentage of revenue from indirect marketing arrangements to total subscription revenue	13.7%	29.0%	21.1%	31.8%

Percentage of revenue from direct marketing arrangements to total subscription revenue	86.3	71.0	78.9	68.2

Total subscription revenue	100.0%	100.0%	100.0%	100.0%

Total revenue	$ 88,086	$ 77,016	$ 361,607	$ 271,723
Revenue from transactional sales	(6,765)	(8,121)	(33,247)	(35,349)
Revenue from lost/stolen credit card registry	(9)	(9)	(36)	(46)
Subscription revenue	81,312	68,886	328,324	236,328

Marketing and commissions	38,193	27,755	138,447	88,909
Commissions paid on transactional sales	(1)	(2)	(5)	(13)
Commissions paid on lost/stolen credit card registry	(17)	(13)	(55)	(38)
Marketing and commissions associated with subscription revenue	38,175	27,740	138,387	88,858

Subscription revenue, net of marketing and commissions associated with subscription revenue	$ 43,137	$ 41,146	$ 189,937	$ 147,470

* Percentage of cancellation within the first 90 days to new subscribers
**Percentage of the number of subscribers at the beginning of the period plus new subscribers during the period less cancellations within the first 90 days
*** On a rolling 12 month basis by taking subscribers at the end of the period divided by the sum of the subscribers at the beginning of the period plus additions for the period
**** Includes the loss of approximately 800 thousand subscriber from our wholesale relationship with Discover.

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

Intersections Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except for per subscriber information)

The table below includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP financial measures. Consolidated EBITDA before share based compensation is presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors and others. An explanation regarding the company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

(1) Consolidated EBITDA before share based compensation, represents consolidated income before income taxes plus non-cash share based compensation, non-cash goodwill, intangible and long-lived asset impairment charges, depreciation and amortization, interest income (expense), and other income (expense). We believe that the consolidated EBITDA before share based compensation calculation provides useful information to investors because they are indicators of our operating performance. Consolidated EBITDA before share based compensation is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and Management use consolidated EBITDA before share based compensation to evaluate the operating performance of the company and to make compensation and bonus determinations, and our lenders use consolidated EBITDA before share based compensation as a measure of our ability to make interest payments and to comply with our debt covenants.

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

The following table reconciles consolidated income before income taxes to consolidated EBITDA before share based compensation, as defined for the previous eight quarters and year-to-date through December 31, 2007 and December 31, 2008. In managing our business, we analyze our performance quarterly on a consolidated income before income tax basis.

	2007				2008
	For the Three Months Ended				For the Three Months Ended
	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31
Reconciliation from consolidated income before income taxes to consolidated EBITDA before share based compensation
Consolidated income/(loss) before income taxes	$457	$1,733	$2,695	$4,859	$5,125	$7,049	$4,059	($44,126)
Share based compensation	552	737	737	689	1,031	1,093	1,127	818
Goodwill, intangible and long-lived asset impairment charges	-	-	-	-	-	-	-	44,702
Depreciation	2,147	2,301	2,222	2,411	2,341	2,328	2,438	2,265
Amortization	586	839	911	1,010	2,489	2,904	2,739	2,657
Interest expense, net	51	117	133	280	467	546	490	862
Other expense/(income), net	43	(38)	18	(1,162)	18	83	442	1,143
Consolidated EBITDA before share based compensation (1)	$3,836	$5,689	$6,716	$8,087	$11,471	$14,003	$11,295	$8,321

	For the Year Ended December 31,
	2007	2008
Reconciliation from consolidated income before income taxes to consolidated EBITDA before share based compensation
Consolidated income before income taxes	$9,744	(27,893)
Share based compensation	2,715	4,069
Goodwill, intangible and long-lived asset impairment charges	-	44,702
Depreciation	9,081	9,372
Amortization	3,346	10,789
Interest expense, net	581	2,365
Other (income)/expense, net	(1,139)	1,686
Consolidated EBITDA before share based compensation (1)	$24,328	$45,090

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

(2)  Net amortization and share based compensation per share is not a measurement under GAAP, may not be similar to net amortization and share based compensation per share measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that net amortization and share based compensation per share provides useful information to investors because it is an indicator of operating performance since it excludes items that are not directly attributable to ongoing business operations, as well as a non-cash share based compensation expense that we are required to record under Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment.” We believe our net amortization and share based compensation per share calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies.

The following table provides the consolidated Net Amortization and Share Based Compensation per Share amount:

	2007 For the Three Months Ended				2008 For the Three Months Ended
	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31
Net amortization and share based compensation per share
Amortization	$ 586	$ 839	$ 911	$ 1,010	$ 2,489	$ 904	$ 2,739	$ 2,657
Share based compensation	552	737	737	689	1,031	1,093	1,127	818
Subtotal	1,138	1,576	1,648	1,699	3,520	,997	3,866	3,475
Estimated tax effect at 40%	(455)	(630)	(659)	(680)	(1,408)	(1,599)	(1,546)	(1,390)
Net amortization and share based compensation	683	946	989	1,019	2,112	2,398	2,320	2,085
Diluted shares	17,400	17,558	17,560	17,544	17,475	17,608	17,707	17,323
Net amortization and share based compensation per share (2)	$ 0.04	$ 0.05	$ 0.06	$ 0.06	$ 0.12	$ 0.14	$ 0.13	$ 0.12

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

	For the Year Ended December 31,
	2007	2008
Net amortization and share based compensation per share
Amortization	$ 3,346	$ 10,789
Share based compensation	2,715	4,069
Subtotal	6,061	14,858
Estimated tax effect at 40%	2,424	(5,943)
Net amortization and share based compensation	3,637	8,915
Diluted shares	17,479	17,264
Net amortization and share based compensation per share (2)	$ 0.21	$ 0.52

The following table provides components of Intersections’ Consumer Products and Services (CPS) segment on a per ending subscriber per quarter basis. In the year ended December 31, 2008, we changed our segment reporting by realigning a portion of the Consumer Products and Services segment into the Other segment. The Other segment now contains services from our relationship with a third party that administers referrals for identity theft to major banking institutions and breach services previously accounted for in the Consumer Products and Services segment. The modification to the business segments was determined based on how our senior management analyzed, evaluated, and operated our global operations beginning in the three months ended June 30, 2008.

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

	2007					2008
	For the Three Months Ended					For the Three Months Ended

	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31
Per ending subscriber per quarter

Revenue	$10.50	$11.43	$12.63	$13.06	$13.95	$14.95	$16.99	$17.11
Cost of revenue	3.94	4.01	4.42	4.14	4.32	4.37	5.08	4.44
Gross margin (4)(A)	6.57	7.43	8.21	8.91	9.63	10.58	11.91	12.67
Marketing	1.70	1.64	1.90	2.08	2.20	2.40	2.59	2.93
Commissions	2.03	2.49	2.80	3.17	3.31	3.67	4.50	5.12
Revenue less marketing and commissions (4)(B)	6.77	7.31	7.94	7.80	8.44	8.88	9.90	9.06
General and administrative	2.31	2.28	2.15	2.08	2.01	2.15	2.52	2.65
Share based compensation	(0.12)	(0.15)	(0.15)	(0.13)	(0.19)	(0.19)	(0.23)	(0.17)
EBITDA before share based compensation (4)(C)	0.64	1.18	1.51	1.72	2.30	2.54	2.52	2.14

Intersections Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except for per subscriber information)

The table above includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP financial measures. CPS EBITDA before share based compensation, CPS Gross margin per ending subscriber, CPS Revenue less marketing and commissions per ending subscriber and CPS EBITDA before share based compensation per ending subscriber are non-GAAP financial measures that are presented in a manner consistent with the way management evaluates operating results, and which management believes is useful to investors and others. An explanation regarding the company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

(3) CPS earnings before interest, tax, non-cash goodwill, intangible and long-lived asset impairment charges, depreciation and amortization, or EBITDA before share based compensation, represents income before income taxes plus non-cash share based compensation, non-cash goodwill, intangible and long-lived asset impairment charges, depreciation and amortization, interest income (expense), and other income (expense) for the CPS segment.

We believe that the EBITDA before share based compensation calculation provides useful information to investors because they are indicators of our operating performance. EBITDA before share based compensation is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and Management use EBITDA before share based compensation to evaluate the operating performance of the CPS segment and to make compensation and bonus determinations, and our lenders use EBITDA before share based compensation as a measure of our ability to make interest payments and to comply with our debt covenants.

The following table reconciles CPS income before income taxes to EBITDA before share based compensation, as defined for the previous eight quarters and year-to-date through December 31, 2007 and December 31, 2008. In managing our business, we analyze the performance of our segments quarterly on an income before income tax basis.

INTERSECTIONS INC.

OTHER DATA, continued

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	2007					2008
	For the Three Months Ended					For the Three Months Ended
	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31
CPS reconciliation from income before income taxes to EBITDA before share based compensation
CPS (loss)/income before income taxes	$ (60)	$2,120	$3,875	$6,427	$7,118	$8,087	$6,149	($12,063)
Share based compensation	552	737	737	689	1,031	1,093	1,127	818
Goodwill, intangible and long-lived asset impairment charges	-	-	-	-	-	-	-	15,771
Depreciation	1,954	2,079	1,982	2,129	2,098	2,087	2,190	2,036
Amortization	460	714	713	713	2,065	2,512	2,363	2,281
Interest expense, net	60	121	136	257	451	528	473	844
Other expense/(income), net	41	(65)	18	(1,194)	27	78	145	448
EBITDA before share based compensation (3)	$3,007	$5,706	$7,461	$9,021	$12,790	$14,385	$12,447	$10,135

	For the Year Ended December 31
	2007	2008
CPS reconciliation from income before income taxes to EBITDA before share based compensation
CPS income before income taxes	$ 12,362	$ 9,291
Share based compensation	2,715	4,069
Goodwill, intangible and long-lived asset impairment charges	-	15,771
Depreciation	8,144	8,411
Amortization	2,600	9,221
Interest expense, net	574	2,296
Other (income)/expense, net	(1,200)	698
EBITDA before share based compensation (3)	$ 25,195	$ 49,757

INTERSECTIONS INC.

OTHER DATA, continued

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(4) A. CPS gross margin per ending subscriber represents CPS revenue less cost of revenue divided by the ending number of subscribers. We believe this measure is important to investors because it demonstrates our profitability trend on a per subscriber basis and is one that we use in managing our CPS business because it demonstrates our profitability trend on a per subscriber basis. B. CPS Revenue less marketing and commissions per ending subscriber represents CPS revenue less marketing and commissions divided by the ending number of subscribers. We believe this measure is important to investors and is one that we use in managing our CPS business because it normalizes the effect of changes in the mix of direct and indirect marketing arrangements and it demonstrates our profitability trend on a per subscriber basis. C. CPS EBITDA before share based compensation per ending subscriber represents CPS EBITDA before share based compensation (defined in section (1) above) divided by the ending number of subscribers. We believe this measure is important to investors because it demonstrates our profitability trend on a per subscriber basis and is one that we use in managing our CPS business because it demonstrates our profitability trend on a per subscriber basis.

	2007					2008
	For the Three Months Ended					For the Three Months Ended
	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31
A. CPS gross margin per ending subscriber
Revenue	$ 49,229	$ 55,451	$ 62,548	$ 68,680	$ 77,433	$ 84,572	$ 83,787	$ 80,915
Cost of revenue	(18,462)	(19,426)	(21,904)	(21,796)	(23,979)	(24,743)	(25,048)	(20,993)
Gross margin	30,767	36,025	40,644	46,884	53,454	59,829	58,739	59,922
Ending subscribers	4,686	4,850	4,950	5,259	5,551	5,657	4,931	4,730
CPS gross margin per ending subscriber	6.57	7.43	8.21	8.91	9.63	10.58	11.91	2.67

B. CPS revenue less marketing and commissions per ending subscriber
Revenue	$ 49,229	$ 55,451	$ 62,548	$ 68,680	$ 77,433	$ 84,572	$ 83,787	$ 80,915
Marketing	(7,984)	(7,951)	(9,390)	(10,960)	(12,194)	(13,604)	(12,776)	(13,866)
Commissions	(9,501)	(12,062)	(13,872)	(16,675)	(18,365)	(20,755)	(22,199)	(24,206)
Revenue less marketing and commissions	31,744	35,438	39,286	41,045	46,874	50,213	48,812	42,843
Ending subscribers	4,686	4,850	4,950	5,259	5,551	5,657	4,931	4,730
CPS revenue less marketing and commissions per ending subscriber	6.77	7.31	7.94	7.80	8.44	8.88	9.90	9.06

C. CPS EBITDA before share based compensation per ending subscriber
EBITDA before share based compensation	$ 3,007	$ 5,706	$ 7,461	$ 9,021	$ 12,790	$ 14,385	$ 12,447	$ 10,135
Ending subscribers	4,686	4,850	4,950	5,259	5,551	5,657	4,931	4,730
CPS EBITDA before share based compensation per ending subscriber	0.64	1.18	1.51	1.72	2.30	2.54	.52	2.14

INTERSECTIONS INC.

OTHER DATA, continued

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	For the Year Ended December 31
	2007	2008

A. CPS gross margin per ending subscriber
Revenue	$ 235,908	$ 326,707
Cost of revenue	(81,588)	(94,763)
Gross margin	154,320	231,944
Ending subscribers	5,259	4,730
CPS gross margin per ending subscriber	29.34	49.04

B. CPS revenue less marketing and commissions per ending subscriber
Revenue	$ 235,908	$ 326,707
Marketing	(36,285)	(52,440)
Commissions	(52,110)	(85,525)
Revenue less marketing and commissions	147,513	188,742
Ending subscribers	5,259	4,730
CPS revenue less marketing and commissions per ending subscriber	28.05	39.90

C. CPS EBITDA before share based compensation per ending subscriber
EBITDA before share based compensation	$ 25,195	$ 49,757
Ending subscribers	5,259	4,730
CPS EBITDA before share based compensation per ending subscriber	4.79	10.52

INTERSECTIONS INC.

OTHER DATA, continued

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(5) Consolidated adjusted net income excluding non-cash charges represents consolidated net loss plus non-cash goodwill, intangible and long-lived asset impairment charges and valuation allowances on deferred tax assets. We believe that the consolidated adjusted net income excluding non-cash charges provides a more meaningful representation of our on-going economic performance and therefore we utilize this non-GAAP financial measure internally to evaluate our operating results. We have chosen to provide this information to investors to enable them to make a more meaningful comparison of operating results.

For the Year Ended December 31 2008
Consolidated net loss reconciliation from net loss to consolidated adjusted net income excluding non-cash charges
Consolidated net loss	$ (15,977)
Goodwill, intangible and long-lived asset impairment charges, net of estimated tax	33,682
Valuation allowance on deferred tax assets	2,203
Minority interest in net loss of Screening International, LLC	(7,097)
Consolidated adjusted net income excluding non-cash charges (5)	$ 12,838

For the reconciliation of certain non-GAAP measures visit our website at www.intersections.com.

Contact:

Intersections Inc.

Eric Miller

(703) 488-6100

intxinvestorrelations@intersections.com